Exhibit 4.32
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].
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1st AMENDMENT TO THE AWS CLOUD AGREEMENT
By this private instrument, the Parties, on one side,
PAGSEGURO INTERNET S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Part A, City of São Paulo, State of São Paulo, enrolled with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 08.561.701/0001-01, herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT”;
UOL DIVEO TECNOLOGIA LTDA., a company established at Alameda Barão de Limeira, 425, 1º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0001-60, and branches at Avenida Ceci, 1850, in the City of Barueri, State of São Paulo, duly enrolled with the CNPJ under No. 01.588.770/0008-36, at Alameda Glete, 700 – 2º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0011-31 and at Alameda Barão de Limeira, 425 – 2º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0010-50, herein represented pursuant to its articles of association, hereinafter simply referred to as UOL DIVEO;
Whereas:
I.The Parties have entered into, on January 1st, 2017, a AWS CLOUD agreement, by means of which the CLIENT acquired from UOL DIVEO, AWS’s resale partner, products and services provided to CLIENT directly by AWS, as per the terms of use adhered, available at: https://s3-us-west-2.amazonaws.com/legal- reseller/AWS+Reseller+Customer+License+Terms.pdf (periodically updated by AWS) (“Agreement”); and
II.The Parties are interested in including some conditions in the Agreement, in compliance with Circular Letter 3,909/2018, as enacted by the Full Board of the Central Bank of Brazil (BACEN).
Now, therefore, the Parties have agreed, pursuant to law, to enter into this 1st Amendment to the Agreement (“Amendment”), which shall bind the Parties and their successors at any time and at any rate, under the following terms and conditions:
1.PURPOSE
1.1.This instrument seeks to comply with BACEN Circular Letter 3,909/2018 and Resolution No. 4,658/18 of the National Monetary Council (CMN).
1.2.UOL DIVEO represents and warrants that it is and shall remain, during the entire contractual effectiveness, in compliance with BACEN Circular Letter 3,909/2018 and CMN Resolution 4,658/18, within the scope of its role as reseller and partner of AWS.

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1.3.For the service to the governed CLIENTS, AWS has entered into, with UOL DIVEO, the “Addendum for the Brazilian Financial Services Industry”, which includes:
(i)The AWS Regions offered to the CLIENT by AWS are listed in Exhibit I to this instrument and on AWS’s website, on the “AWS Global Infrastructure” page, available at https://aws.amazon.com/about-aws/globalinfrastructure/
(ii)AWS shall implement and keep an information security program destined to offer, at least, the same protection level as evidenced, on this date, by the following:
(a)AWS’s security controls verified by AWS’s duly qualified and expert external auditors in the report of Organization and Systems Controls 1, Type 2, then in force (“SOC 1 Report”) and in the Organization and Systems Controls 2, Type 2, then in force (for availability/security and confidentiality) (“SOC 2 Report” and, jointly with SOC 1 Report, the “Reports”);
(b)AWS’s current certification by ISO 27001; and
(c)AWS’s current status as a Level 1 service provider pursuant to the PCI DSS (jointly with the ISO 27001, “Certifications”) or, in each case, the respective industry-standard alternative certifications or reports which succeed them or are reasonable alternatives thereto (provided that with a protection level at least equal to the standards set forth above), as determined by AWS (jointly, the “AWS Information Security Program”). For the avoidance of doubt, any exceptions found in any SOC 1 or SOC 2 Report (or their successors or alternatives) pursuant to this Section shall not constitute violations of AWS’s obligations, provided that AWS has taken proper measures, at its sole discretion, with the purpose of curing such exceptions. The Client may, with no additional cost, directly access and download copies of the SOC 1 Report, the SOC 2 Report and the ISO 27001 and PCI DSS certifications via AWS’s website (on the Date of Effectiveness, at https://aws.amazon.com/artifact/) (“Artifact AWS”). In case AWS no longer keeps such website, UOL DIVEO or the CLIENT may request copies of AWS’s security and compliance reports directly from AWS.
(iii)Client Security and Redundancy. The CLIENT is provided with a range of options upon setting up accounts, and for each sensitive or otherwise valuable content, AWS advises the CLIENT to make use of robust security and redundancy resources, such as access controls, encrypting and backup. The CLIENT shall be responsible for properly setting up and using the Services Offers with the purpose of assuring the security and redundancy of its AWS accounts and its Content, such as, for instance, with the use of improved access controls to prevent unauthorized access to its AWS accounts and the CLIENT’s Content, employing encrypting technology to prevent unauthorized access to its Content and assuring the proper backup level to avoid loss of Content.
(iv)Client’s Content Segregation; Network Security. AWS Services are destined to allow a logic segregation of the CLIENT’s Content attributed to each AWS account. AWS shall keep access policies and controls with the purpose of managing which access is allowed to the AWS Network of each user and network connection, including the use of firewalls or equal technologies and authentication controls.
(v)Support and Transfer for the CLIENT’s Content after Termination of the Agreement: AWS shall comply with the obligations set forth in this clause, in order to aid the CLIENT in the ordered transfer of its activities after the Agreement is terminated. After the Termination Date, AWS shall provide the CLIENT with a period of at least thirty (30) days, during which AWS shall not take any measures with regard to removing the CLIENT’s Content. During said period, AWS shall allow the CLIENT to transfer or delete any Content, except if (i) forbidden by law or by any order from competent authorities, or in case such transfer or exclusion may attribute liabilities to AWS or its affiliates; or (ii) in case the CLIENT has not paid all sums due under the Resale Agreement. AWS shall delete the CLIENT’s Content upon request, by means of the Service controls, as described in the Documentation and provided by AWS for such purpose.

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(vi)Performance Information and Monitoring. AWS discloses updated information regarding service availability on its Service Health Dashboard, on the AWS website, available at http://status.aws.amazon.com, or in any successor address or related locations appointed by AWS. As of the Addendum’s Date of Effectiveness, the Amazon CloudWatch is a Service that allows the CLIENT to monitor its resources in the AWS cloud and the applications they run in the AWS. The CLIENT may use the Service Health Dashboard and the Amazon CloudWatch (or any successor Service) to monitor any limitations to the Services that may affect the CLIENT’s compliance with the applicable legislation or regulations.
(vii)Relevant Sub-Contractors. At least thirty (30) days before authorizing a Relevant Sub-Contractor, AWS shall add such Relevant Sub-Contractor to the list of Relevant Sub-Contractors available on the AWS website. A “Relevant Sub-Contractor” is an unaffiliated sub-contractor that provides a relevant portion of the web services which AWS commonly provides to its clients, and which failure to provide such relevant portion of the web services would cause a relevant adverse effect to the continuous operation of such AWS web services pursuant to the Agreement.
(viii)Regulatory Authority Requirements. In case the Regulatory Authority requires the CLIENT to verify its compliance with the Applicable Laws regulated by the Regulatory Authority in relation to the use of Services by the Regulated Entity (“Requirement”), AWS and the CLIENT shall deal with the Requirement as described in this Section:
a.Information Request. In case the CLIENT is not able to respond to a Requirement after employing commercially reasonable efforts for such (including the supply of available documentation and information and access to AWS’s relevant accounts) and notifying AWS of such condition, AWS shall employ commercially reasonable efforts to assist the CLIENT in the response to the Requirement by means of providing (i) relevant documentation and information related to the technical and organizational measures of AWS or its affiliates, and also to the Agreement; and (ii) for matters that may not be responded by said information and documentation, if any, a briefing on security and compliance to be drafted by the workers of AWS or its affiliates.
b.Regulatory Authority Supervision. AWS acknowledges that the CLIENT may be notified by the Regulatory Authority to take measures in relation to the Agreement. AWS and the CLIENT shall deal with a Requirement made by the Regulatory Authority as described in this Section. In case the parties are not able to respond to said Requirements, the CLIENT may terminate the Agreement with cause, in observance of the resale agreement entered into between the CLIENT and UOL DIVEO, which shall transfer to the CLIENT all tax exemptions or assessments agreed with AWS.
(ix)Confidentiality: Any information, replies and documentation disclosed by AWS to the CLIENT shall be treated as confidential information of the owning party and be provided to the receiving party pursuant to the confidentiality obligations reasonably accepted by the party owning the Confidential Compliance Information (which, in case of the Regulatory Authority, means confidentiality obligations set forth pursuant to the applicable law) and shall not be disclosed by the receiving party, except to the extent the Confidential Compliance Information may be disclosed to (a) the Regulatory Authority, provided that the CLIENT obtains confidential treatment or similar protections; and (b) the CLIENT, provided that all of AWS Confidential Compliance Information be treated as AWS confidential information pursuant to the Term of Use, the NDA and this Addendum. Further, (i) the CLIENT may access and directly download Reports and Certifications via the Artifact AWS (or any alternative method accessible via the AWS Website); and (ii) other AWS Confidential Compliance Information (except Reports, Certifications and any other information of, pertaining to, or otherwise included in the AWS Information Security Program) may be disclosed by UOL DIVEO to the CLIENT, provided that AWS agrees with such disclosure.
(x)The CLIENT shall bear with any costs incurred by AWS to comply with the REQUIREMENTS, which shall be collected by UOL DIVEO

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1.4.    DEFINITIONS:
(i)Applicable Law: means the applicable laws and regulations regulated by the Regulatory Authority related to the use of the Services by the Regulated Entity.
(ii)AWS Network: means the facilities, servers, network equipment, storage media and hosting software systems (for instance, virtual firewalls) of the AWS data center which are within AWS’s control and are used to provide the Services.
(iii)AWS Region: means a distinct set of AWS data centers located in a geographical area and used to provide the Services.
(iv)Circular Letter No. 3,909: means the “Circular Letter No. 3,909, of August 16, 2018”, issued by the Central Bank of Brazil.
(v)CMN Resolution No. 4,658: means the “Resolution No. 4,658, of April 26, 2018”, issued by the National Monetary Council and by the Central Bank of Brazil.
(vi)Regulated Entity: means the CLIENT, as subject to the supervision of the Regulatory Authority, and to CMN Resolution No. 4,658 or Circular Letter No. 3,909, pursuant to the Applicable Law.
(vii)Regulatory Authority: means the Central Bank of Brazil.
2. RATIFICATION
2.1.The Parties hereby ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this Addendum shall remain unchanged and fully effective.
In witness whereof, the Parties sing this instrument in two (2) counterparts of equal content, in the presence of two witnesses.
São Paulo, August 18, 2020.

	DocuSigned by: /s/ Renato Bertozzo Duarte		DocuSigned by: /s/ Rogildo Torquato Landim
PAGSEGURO INTERNET S.A.

	DocuSigned by: /s/ Renato Bertozzo Duarte		DocuSigned by: /s/ Rogildo Torquato Landim
UOL DIVEO TECNOLOGIA LTDA

Witnesses:
1		2
	Name:		Name:
	CPF:		CPF:

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Exhibit I

Eligible Regions
Last Updated on 06/29/2020

AWS Regions
The following AWS Regions:
US East (N. Virginia)	EU (Ireland)	Africa (Cape Town)
US East (Ohio)	EU (Frankfurt)	Asia Pacific (Singapore)
US West (Oregon)	EU (London)	Asia Pacific (Tokyo)
US West (N. California)	EU (Milan)	Asia Pacific (Osaka) Local Region*
Canada (Central)	EU (Paris)	Asia Pacific (Sydney)
South America (São Paulo)	EU (Stockholm)	Asia Pacific (Seoul)
GovCloud (US-West)*	Middle East (Bahrain)	Asia Pacific (Mumbai)
GovCloud (US-East)*		Asia Pacific (Hong Kong)
*if you have access to such region

AWS Edge Network Locations
AWS Edge Network Locations in the following geographic regions:
Australia
Canada
Europe & Israel
Hong Kong
India
Japan
Malaysia
Middle East
Philippines
Singapore
South Africa & Kenya
South America
South Korea
Taiwan
United States

AWS Local Zones
The following AWS Local Zones:
Los Angeles, CA

Completion Certificate
Envelope ID: 2EF10C49D4054067900E768D0890B1C1		Status:
Completed Subject: UOL DIVEO and PagSeguro - TA - Cybersecurity
Source Envelope:
Document Pages: 6	Signatures: 4	Envelope Sent by:
Certificate Pages: 5	Initials: 1	Aristides Tranquillini Neto
AutoNav: Enabled
Envelope ID Stamping: Enabled
Time Zone: (UTC-08:00) Pacific Time (US & Canada)

Av. Brigadeiro Faria Lima, 1.384 SP, SP 01452-002
[*****]Endereço IP: [*****]

Record Tracking
Status: Original	Holder: Aristides Tranquillini Neto	Location: DocuSign
08/18/2020 12:13:56	[*****]

Signer Events	Signature	Timestamp
Aristides Tranquillini Neto		–DS
[*****]LAWYER UNIVERSO ONLINE SA	-DocuSigned by:
Security Level: E-mail, Account Authentication (None)		Signature adoption: Signature image loaded
Signature Provider Details:		Using IP Address: [*****]
Signature Type: DS Electronic
Electronic Record and Signature Disclosure:
Not offered via DocuSign

RENATO BERTOZZO DUARTE
[*****] OFFICER UNIVERSO ONLINE LEGAL DEPARTMENT	-DocuSigned by:	Signature adoption: Pre-selected Style IP Address: [*****]
Security Level: E-mail, Account Authentication (None)
Signature Provider Details:
Signature Type: DS Electronic
Electronic Record and Signature Disclosure:
Not offered via DocuSign

Rogildo Torquato Landim		Signature adoption: Pre-selected Style IP Address:
[*****] CEO UOLDIVEO		[*****]Signed using cellphone
CEO
Security Level: E-mail, Account Authentication (None)
Signature Provider Details:
Signature Type: DS Electronic
Electronic Record and Signature Disclosure:
Accepted: 08/18/2020 12:18:12

–DocuSigned by:
Sent: 08/18/2020 12:17:00
Viewed: 08/18/2020 12:17:17
Signed: 08/18/2020 12:17:34
Sent: 08/18/2020 12:17:36
Viewed: 08/18/2020 12:23:20
Signed: 08/18/2020 12:23:25
Sent: 08/18/2020 12:17:36
Viewed: 08/18/2020 12:18:12
Signed: 08/18/2020 12:18:24
ID: [*****]
In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

[*****] Confidential information redacted

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamp
Envelope sent	Hashed/Encrypted	08/18/2020 12:17:36
Certified delivery	Security checked	08/18/2020 12:23:20
Signing complete	Security checked	08/18/2020 12:23:25
Completed	Security checked	08/18/2020 12:23:25
Payment Events	Status	Timestamp
Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 12/27/2017 06:27:37
Parties agreed to: Rogildo Torquato Landim
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